SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):     December 22, 1998



                              ARCA CORP.
           (Exact name of registrant as specified in charter)



  New Jersey                333-5278-NY             22-3417547
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         215 West Main Street
                     Maple Shade, New Jersey  08052
                (Address of principal executive offices)


Registrant's telephone number, including area code      (609) 667-0600

ITEM 5.  OTHER EVENTS.

By agreement executed December 22, 1998, Registrant and Allied American Capital Corporation mutually terminated the acquisition agreement dated September 29, 1998, such termination to be effective December 31, 1998.

The termination was in response to the inability of Allied to obtain a firm commitment for the funding necessary to complete the transaction. The parties agreed that the termination of the acquisition agreement resolved all outstanding issues between the parties.

Furthermore, by mutual agreement, Registrant and WCM Investments, Inc. entered into an agreement dated December 22, 1998 to cancel and return to the treasury of Registrant, 1,240,000 shares of common stock previously issued to WCM on March 31, 1997. Such agreement further provided that Registrant would cancel the promissory note from WCM with a principal balance of $60,000 which was made in connection with the purchase of the 1,250,000 shares, and further, that WCM would retain 10,000 shares in consideration of the previous payment of $15,000.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     a.    N/A

     b.    N/A

     c.    Exhibits

           10.17 Agreement terminating the acquisition agreement dated September 29, 1998

           10.18 Agreement to cancel and return to treasury 1,240,000 shares of stock previously issued to WCM Investments, Inc.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          ARCA CORP.

                                          /s/ Harry J. Santoro
DATED: January 5, 1999
                                          By: Harry J. Santoro
                                              President

                                       EXHIBIT 10.17

                                        AGREEMENT


1. Date of Agreement. The date of this Agreement is the 22nd day of December, 1998.

2.   Parties.

      2.1 ARCA CORP., with an address of 215 West Main Street, Maple Shade, New Jersey, 08052 ("ARCA"); and


      2.2 ALLIED AMERICAN CAPITAL CORP., with an address of Central Park Tower, 2350 Airport Freeway, Suite 660, Bedford, Texas, 76022 ("Allied");


3.    Termination.

      3.1 The parties agree that the acquisition agreement dated September 29, 1998 (the "Agreement"), is hereby mutually terminated by the parties effective December 31, 1998.


      3.2 The parties represent and warrant that this termination of the Agreement resolves all outstanding issues between the parties, and that neither has any outstanding obligations to the other flowing therefrom.



                                          ARCA CORP.


                                          By: /s/ Stephen M. Robinson
                                          Stephen M. Robinson, Vice President


                                          ALLIED AMERICAN CAPITAL CORPORATION


                                          By: /s/ Wayne E. Williams
                                          Wayne E. Williams, President

                                      EXHIBIT 10.18

                                        AGREEMENT

1    Date of Agreement.  The date of this Agreement is the 22nd day of
December, 1998.

2    Parties.

     2.1 ARCA CORP., with an address of 215 West Main Street, Maple Shade, New Jersey, 08052 ("ARCA"); and

     2.2 WCM INVESTMENTS, INC., with an address of Central Park Tower, 2350 Airport Freeway, Suite 660, Bedford, Texas, 76022 ("WCM");

3    Background.

     3.1 WCM purchased 1,250,000 shares of ARCA Corp. common stock (the "Shares") on March 31, 1997 for the sum of $75,000 payable by an initial cash payment of $15,000 and $60,000 pursuant to a promissory note from WCM to ARCA in the amount of $60,000.

     3.2 WCM has not paid the $60,000 upon such promissory note to date, but has paid the $15,000 initial cash payment.

     3.3 The Shares were subject to cancellation if certain conditions precedent did not occur. Such conditions precedent did not occur.

4    Resolution of Outstanding Matters.  The parties, desiring to mutually settle all outstanding matters with respect to the issuance of the Shares, hereby make the following agreements:

     4.1 WCM shall retain 10,000 shares of the 1,250,000 Shares, in consideration of the previous payment of $15,000.

     4.2 The remaining 1,240,000 shares shall be cancelled and returned to the treasury of ARCA.

     4.3 The promissory note shall be cancelled, and WCM shall have no further obligations thereunder.

     4.4 The escrow agent is directed to return share certificate #ARC 466 attached hereto to American Stock Transfer & Trust Company, ARCA's transfer agent, along with the stock power signed by WCM for the purpose of effectuating the cancellation of the 1,240,000 shares and the reissuing of 10,000 shares as set forth above. WCM shall execute a letter of instruction to the transfer agent to effectuate the above.



                              ARCA CORP.


                              By:  /s/ Stephen M. Robinson
                                   Stephen M. Robinson, Vice President

                              WCM INVESTMENTS, INC.


                              By:  /s/ William C. Meier
                                   William C. Meier, President